SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Span-America Medical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPAN-AMERICA MEDICAL SYSTEMS, INC.
Post Office Box 5231
Greenville, South Carolina 29606

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 12, 2004

TO THE SHAREHOLDERS OF SPAN-AMERICA MEDICAL SYSTEMS, INC.

      Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Span-America Medical Systems, Inc. (the “Company”), will be held at the Company’s headquarters at 70 Commerce Center, Greenville, South Carolina, on February 12, 2004, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

(1)	the election of four directors; and

(2)	the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on December 22, 2003 as the record date for the determination of the shareholders entitled to notice and to vote at the Annual Meeting.

      YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY WILL BE RETURNED TO ANY SHAREHOLDER WHO IS PRESENT IN PERSON AND REQUESTS SUCH RETURN.

By Order of the Board of Directors,

/s/ Richard C. Coggins

Richard C. Coggins
January 13, 2004	Secretary
Greenville, South Carolina

Please Return the Enclosed Proxy Immediately

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS February 12, 2004
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SPAN-AMERICA MEDICAL SYSTEMS, INC., A PEER GROUP, AND THE RUSSELL 2000 INDEX
COMPANIES INCLUDED IN PEER GROUP INDEX Standard Industry Classification Code 3842
COMPANIES INCLUDED IN PEER GROUP INDEX (Continued) Standard Industry Classification Code 3842
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE INFORMATION
APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
PROXY SOLICITATION
FINANCIAL INFORMATION
OTHER MATTERS
Appendix A
SPAN-AMERICA MEDICAL SYSTEMS, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER June 7, 2000

SPAN-AMERICA MEDICAL SYSTEMS, INC.
Post Office Box 5231
Greenville, South Carolina 29606
(864) 288-8877

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
February 12, 2004

Solicitation of Proxies

      This Notice of Annual Meeting, Proxy Statement and Proxy (these “Proxy Materials”) are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Span-America Medical Systems, Inc. (the “Company”), to be voted at the annual meeting of shareholders (the “Annual Meeting”) to be held at 9:00 a.m. on February 12, 2004 at the Company’s headquarters at 70 Commerce Center, Greenville, South Carolina. The approximate mailing date of these Proxy Materials is January 16, 2004.

Voting at the Annual Meeting

      Shareholders of record at the close of business on December 22, 2003 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on such record date, there were outstanding 2,571,718 shares of the Company’s no par value common stock (the “Common Stock”). The Common Stock is the only class of voting securities of the Company. Holders of shares of Common Stock are entitled to one vote for each share held on the Record Date on all matters presented for action by the shareholders. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of the Record Date is necessary to constitute a quorum at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting and not revoked before they are exercised will be voted in accordance with specifications thereon. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR the election to the Board of Directors of the nominees described herein, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

      Shares will be tabulated by inspectors of election appointed by the Company, with the aid of the Company’s transfer agent. The inspectors will not be directors or nominees for director. The inspectors shall determine, among other things, the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and do such acts as are proper to conduct the election and vote with fairness to all shareholders. Directors are elected by a plurality of votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, abstentions and broker non-votes are not counted for purposes of determining the votes cast for directors.

Revocation of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Span-America Medical Systems, Inc., Post Office Box 5231, Greenville, South Carolina 29606-5231, Attention: Secretary.

ELECTION OF DIRECTORS

      The number of the Company’s directors is currently set at nine persons in accordance with the Company’s Articles of Incorporation. As provided in the Company’s Articles of Incorporation, the Board is divided into three classes of directors, with each class being comprised of three persons who serve three-year terms. Accordingly, as set forth below, management has nominated Robert H. Dick, James D. Ferguson, and Robert B. Johnston to serve as directors for terms that will expire at the earlier of the 2007 annual meeting of shareholders or when their successors are duly elected. Management has also nominated Richard C. Coggins to serve as director to complete the current term of J. Ernest Lathem, M.D. who resigned from the board effective November 25, 2003. This term expires at the 2005 annual meeting of shareholders or when the director’s successor is duly elected. Mr. Coggins is currently a director of the Company and would have been nominated for election to a full three-year term at the Annual Meeting; however, management “shifted” him to the cohort of directors whose terms expire at the 2005 annual meeting of shareholders to accommodate the nomination of Mr. Johnston.

      Management is nominating Mr. Johnston for election as a director of the Company pursuant to an agreement between Jerry Zucker, Mr. Johnston and the Company entered into on December 17, 2003. This agreement generally requires the Company to nominate Mr. Johnston to serve as a director for a full three year term following the Annual Meeting in exchange for which, Mr. Zucker and Mr. Johnston agreed not to, directly or indirectly (a) commence or engage in a tender offer for the Company’s stock, (b) make or participate in a solicitation of proxies to vote any shares of the Company’s stock or (c) take certain other actions that could affect control of the Company. The agreement requires Mr. Johnston to resign any time before the six month anniversary of the 2004 Annual Meeting upon request of a majority of the Board (excluding Mr. Johnston). The agreement will terminate thirty days after any such “resignation-on-demand” or the later of the date of the Company’s 2005 annual meeting of shareholders or thirty days after Mr. Johnston’s resignation from the Board under any other circumstances. This agreement has been filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended September 27, 2003. The full text of the agreement is incorporated herein by reference, and the forgoing summary is qualified in its entirety by the full text of the agreement.

      Unless authority to vote with respect to the election of one or more nominees is “WITHHELD,” it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of the nominees set forth below. Mr. Johnston is a Canadian citizen. All other nominees are United States citizens. In the event that any of the nominees for director should become unavailable to serve as director, which is not anticipated, the proxy holders named in the accompanying proxy will vote for other persons in their places in accordance with their best judgment. There are no family relationships among the directors and the executive officers of the Company.

      Directors will be elected by a plurality of votes cast at the Annual Meeting. The Company’s Articles of Incorporation provide that cumulative voting is not available in the election of directors.

Information Regarding Nominees for Director and Current Directors

      The following table sets forth the names and ages of the four nominees for director and the directors who are continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a director of the Company.

			Director
Name	Age	Position or Office with the Company	Since

Nominees for Director with Terms Expiring in 2007
Robert H. Dick*	60	Director	1999
James D. Ferguson	46	Director, President and Chief Executive Officer	1998
Robert B. Johnston	38	Nominee for Director	n/a

Nominee for Director with Term Expiring in 2005
Richard C. Coggins	46	Director, Chief Financial Officer, VP — Finance and Secretary	1993

Continuing Directors with Terms Expiring in 2005
Thomas F. Grady, Jr. * James M. Shoemaker, Jr. *	61 71	Director Director	1975 1992

Continuing Directors with Terms Expiring in 2006
Guy R. Guarch * Thomas D. Henrion * Douglas E. Kennemore, M.D. *	63 61 71	Director Director Director	2003 1996 1975

*	Directors whom the Board has determined are “independent directors” as required by the new corporate governance rules of the National Association of Securities Dealers (the “NASD”). A majority of the directors are such “independent directors.”

Business Experience of Nominees and Directors

      Mr. Dick has served since January 1998 as president of R. H. Dick & Company, an investment banking and management consulting firm currently based in Ocala, Florida. From 1996 to early 1998, Mr. Dick was a partner with Boles, Knop & Company, Inc., an investment banking firm in Middleburg, Virginia. Prior to that, Mr. Dick served as interim President, Chief Executive Officer and Chief Financial Officer of Biomagnetic Therapy Systems, Inc. (September 1995 – March 1996) and Pharmx, Inc. (May 1994 – April 1995). Both companies were clients of Boles, Knop & Company. From 1982 until 1994, Mr. Dick served in various executive roles with Codman & Shurtleff, Inc., a subsidiary of Johnson & Johnson and a manufacturer of surgical instruments, implants, equipment, and other surgical products. Mr. Dick’s positions with Codman included Director, Vice President – New Business Development, Vice President – U.S. Sales and Marketing, and Vice President – International. From 1978 to 1982, Mr. Dick was President and Chief Executive Officer of Applied Fiber Optics, Inc., which designed, manufactured and marketed fiber optic products for medical applications, defense and surgical microscopes. Mr. Dick also serves on the board and audit committee of Valley Forge Scientific Corporation, which designs and manufactures bipolar electro-surgery equipment.

      Mr. Ferguson joined the Company as Materials Manager in 1990. He was promoted to Plant Manager of the Company’s contract packaging business in 1992, Director of Contract Packaging in 1994, and Vice President of Operations in 1995. Mr. Ferguson was named President and Chief Executive Officer of the Company in 1996. From 1981 to 1990, Mr. Ferguson worked for C.B. Fleet in Lynchburg, Virginia, where he served in various manufacturing management positions, ending as Director of Manufacturing.

      Mr. Johnston is Vice President of Strategic Planning for The InterTech Group, Inc., in North Charleston, South Carolina. The InterTech Group is controlled by Mr. Jerry Zucker, the owner of approximately 8.8% of Span-America’s common stock. Mr. Johnston joined InterTech in 1998 as its Manager of Investor Relations. He has since held a number of positions of increasing responsibility with InterTech and its affiliates, rising to his current position as Vice President of Strategic Planning. Prior to joining InterTech, he was Senior Strategic Planner for Dominion Textile, Inc. in Montreal, Canada. Dominion Textile was a global manufacturer and marketer of textile products. Mr. Johnston holds an MBA degree from the John Molson School of Business at Concordia University in Montreal as well as a Master’s degree in Public Policy and Public Administration from Concordia University. Mr. Johnston has extensive experience in mergers, acquisitions, and corporate finance. He currently serves as a director of Circa Enterprises (TSX:CTO) as well as a number of closely held companies.

      Mr. Coggins joined the Company as Controller in 1986. He was elected Treasurer in January 1987, Vice President of Finance in January 1989, and Secretary and Chief Financial Officer in January 1990. He currently serves as the Company’s Chief Financial Officer, Vice President – Finance and Secretary. Mr. Coggins was previously employed by NCNB National Bank in Charlotte, North Carolina from 1984 to 1986, where he served as Commercial Banking Officer and Metropolitan Area Director.

      Mr. Grady joined Federal Paper Board Company, Inc. in 1971, serving in various sales and marketing management positions. He served as Vice President of Sales for Federal from 1990 to 1996, when Federal was acquired by International Paper Company. Following the acquisition, Mr. Grady served as Vice President of Sales with International Paper from 1996 until September 2000, when he retired.

      Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., since 1965 and concentrates his practice in corporate and securities law. Mr. Shoemaker also serves as a director of Palmetto Bancshares, Inc. and Ryan’s Family Steak Houses, Inc.

      Mr. Guarch retired in 2001 from C.R. Bard, Inc. where he spent 32 years in various sales, marketing, and management roles. C. R. Bard is a leading developer, manufacturer and marketer of health care products used for vascular, urological and oncological diagnosis and intervention. From 1993 to 2001, Mr. Guarch served as Regional Vice President Corporate Account Management for Bard’s Southeast Region. He worked as President of Bard Venture Division in Boston, MA from 1991 to 1993. From 1988 to 1991, Mr. Guarch worked in London, England, as Vice President Sales for the Bard Europe Division and Managing Director of Bard LTD, UK. Before 1988, Mr. Guarch worked in several sales and marketing roles for Bard’s USCI International Division in Boston, MA, which focused on the design, manufacture and sale of cardiac catheters, urological catheters, and artificial arteries.

      Mr. Henrion is President and owner of Silver Thread Farms, LLC, a thoroughbred breeding farm in La Grange, Kentucky. Prior to his involvement with Silver Thread Farms, Mr. Henrion was Executive-in-Residence at b-Catalyst, Inc. from April of 2001 to May 2002. b-Catalyst is a venture capital firm in Louisville, Kentucky which specializes in providing financing and infrastructure support for start-up companies. From 1999 until March 2001, Mr. Henrion served as President of EquiSource, LLC.

EquiSource provided group purchasing and e-commerce services to the equine industry in the United States. The company was purchased by the National Thoroughbred Racing Association (NTRA) in 2001 and was moved to Lexington, Kentucky. Mr. Henrion also served as a consultant to Unified Foodservice Purchasing Co-op, LLC from March 1999 to March 2001. From 1980 to 1999, Mr. Henrion was President, Chief Executive Officer, and Director of FoodService Purchasing Cooperative, Inc. (“FSPC”) in Louisville, Kentucky. FSPC provided equipment, food, packaging items, and financial services to quick-service restaurant operators including KFC, Taco Bell, Dairy Queen, and Pizza Hut. In March 1999, FSPC merged with the purchasing organization of Tricon Global Restaurants, Inc. to form Unified Foodservice Purchasing Co-op. Mr. Henrion also serves as a director for Brinly-Hardy Company, Inc.

      Dr. Kennemore retired in 1999 after 35 years in the private practice of neurosurgery in Greenville, South Carolina.

Meetings and Committees of the Board of Directors

      During the 2003 fiscal year, the Board of Directors held 13 meetings. All directors attended at least 75% of the aggregate of (i) total board meetings and (ii) total meetings of committees on which such director served.

      During fiscal year 2003, the Audit Committee met five times and was comprised of Messrs. Dick, Grady, and Kennemore. The charter of the Audit Committee provides that the committee reviews the scope and results of the audit by the independent auditors and the adequacy of the Company’s system of internal accounting controls and procedures, proposes the appointment of the independent auditors subject to approval of the Board and approves the fees paid for services rendered by such auditors. The Company expects to amend its Audit Committee charter prior to the Annual Meeting to provide that the Audit Committee shall have sole responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors, and the Audit Committee has already taken over such responsibilities with the acquiescence of the Board. The Board has determined that Mr. Dick is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K. Mr. Dick is an independent director as defined in applicable NASD listing standards.

      The Compensation Committee is comprised of Messrs. Henrion, Grady, Guarch, and Shoemaker. The Compensation Committee met two times during the 2003 fiscal year. The Compensation Committee reviews and approves the remuneration of officers of the Company and reviews the overall compensation programs of the Company. The Compensation Committee’s report is included below under “Board Compensation Committee Report on Executive Compensation.”

      On January 12, 2004, the Board created a nominating committee. The nominating committee is comprised of Messrs. Dick, Grady, and Shoemaker. Prior to January 12, 2004, the Board did not have a standing nominating committee, and the functions of the nominating committee were performed by the outside directors. The nominating committee did not meet during the 2003 fiscal year.

      The Executive Committee is comprised of Messrs. Dick, Henrion, Grady, and Shoemaker. It met two times during fiscal year 2003. The Executive Committee serves in an advisory capacity to the senior management of the Company.

      The Board created a Special Committee in May 2003 comprised of Messrs. Thomas D. Henrion, Robert H. Dick and J. Ernest Lathem, M.D. that was charged with meeting with Mr. Jerry Zucker (the beneficial owner of approximately 8.8% of the Company’s common stock) to discuss his intentions with respect to the Company and make recommendations to the board regarding any proposals Mr. Zucker might make. The Special Committee retained its own legal counsel paid for by the Company. The committee met five times during fiscal 2003, and all members were present at all meetings. Dr. Lathem has resigned as a director of the Company, and the Special Committee is now composed of Messrs. Henrion, Dick, and Grady.

Directors Nominations

      The Company has a nominating committee comprised solely of independent directors (as defined by NASD listing standards). The nominating committee does not currently have a charter. However, the Board expects to adopt a nominating committee charter prior to the Annual Meeting, and upon adoption, the Company will post the nominating committee charter on the Company’s web site at www.spanamerica.com.

      The nominating committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Span-America Medical Systems, Inc., 70 Commerce Center, Greenville, South Carolina 29615, by fax to 864-288-8692, or by e-mail to board@spanamerica.com that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder recommendations will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual meeting (no later than September 14, 2004 with respect to recommendations for nominees to be considered at the 2005 Annual Meeting of Shareholders). Note: Shareholders may also make their own nominations directly (as opposed to recommending candidates for the Company to nominate) as described below under the heading “Shareholder Proposals.”

      The Company’s nominating committee believes that a nominee recommended for a position on the Company’s Board of Directors must meet the following minimum qualifications:

•	he or she must be over 21 years of age and under 72 years of age at the time of election (the Company’s bylaws provides that no person shall be elected to serve as a director for a term that will commence after such person’s 72nd birthday);

•	he or she must have experience in a position with a high degree of responsibility in a business or other organization;

•	he or she must be able to read and understand basic financial statements;

•	he or she must possess integrity and have high moral character;

•	he or she must be willing to apply sound, independent business judgment; and

•	he or she must have sufficient time to devote to the Company.

In addition, the nominating committee believes that it is desirable that one of the Company’s directors serving on the Company’s audit committee possess such qualities and skills as are necessary for him or her to qualify as an audit committee financial expert, as defined in SEC rules and regulations.

      The nominating committee identifies potential nominees for director, other than potential nominees who are current directors whose terms of office are expiring and who are standing for reelection, through business and other contacts. The nominating committee may in the future choose to retain a professional search firm to identify potential nominees for director. In addition, the nominating committee will consider potential nominees who are recommended by shareholders.

      The Company’s nominating committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;

•	whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

•	whether the potential nominee is highly accomplished in his or her respective field;

•	in light of the relationship of the Company’s business to the medical science field, whether the potential nominee has received any awards or honors in the fields of medicine or the biological sciences and whether he or she is recognized as a leader in medicine or the biological sciences;

•	whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies;

•	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

•	whether the potential nominee is independent, as defined by NASD listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company;

•	whether the potential nominee is financially sophisticated, as defined by NASD listing standards, or qualifies as an audit committee financial expert, as defined by SEC rules and regulations; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the Company’s business.

      In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder of the Company.

      Each of the nominees for director at the 2004 Annual Meeting of Shareholders other than Robert B. Johnston is a current director standing for re-election. Mr. Johnston is being nominated pursuant to an agreement between Jerry Zucker, Mr. Johnston and the Company entered into on December 17, 2003 the material terms of which are described above in the second paragraph under the heading “Election of Directors.” Mr. Zucker was the beneficial owner of approximately 8.8% of the Company’s common stock as of the Record Date of the 2004 Annual Meeting.

      The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2004 Annual Meeting of Shareholders. The Company did not receive, by September 2, 2003 (the 120th calendar day before the first anniversary of the date of the Company’s 2003 proxy statement), any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

Communications Between Shareholders and Board of Directors

      The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Secretary, Span-America Medical Systems, Inc., 70 Commerce Center, Greenville, South Carolina 29615, by fax to 864-288-8692, or by e-mail to board@spanamerica.com. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors on a weekly basis.

      It is the Company’s policy that all of the Company’s directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2003 Annual Meeting of Shareholders and all of the other directors attended the 2003 Annual Meeting of Shareholders, and the Company expects all nominees and directors to attend the 2004 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

      The following table sets forth all of the current executive officers of the Company and their respective ages, company positions and offices, and periods during which they have served in such positions and offices. There are no persons who have been selected by the Company to serve as its executive officers who are not set forth in the following table.

			Company
Name	Age	Company Offices Currently Held	Officer Since

James D. Ferguson	46	President and Chief Executive Officer	1995
Robert E. Ackley	49	Vice President of Custom Products	1995
Richard C. Coggins	46	Vice President of Finance, Secretary and Chief Financial Officer	1987
Erick C. Herlong	33	Director of Operations	2001
James R. O’Reagan	51	Vice President of R&D and Engineering	2001
Clyde A. Shew	46	Vice President of Medical Sales and Marketing	1996
Wanda J. Totton	48	Director of Quality	1995

      The Company’s executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Business Experience of Executive Officers

      Mr. Ferguson’s business experience is set forth above under “Business Experience of Nominees and Directors.”

      Mr. Ackley joined the Company as Materials Manager in 1987. He was named Director of Consumer Sales in 1993, Vice President of Marketing in 1995, Vice President of Consumer Sales in 1996, and Vice President of Operations in 1998. Prior to joining the Company, Mr. Ackley worked in various operations management roles for Almay Cosmetics in North Carolina and C.B. Fleet in Virginia.

      Mr. Coggins’ business experience is set forth above under “Business Experience of Nominees and Directors.”

      Mr. Herlong joined Span-America in 1995 as Packaging Engineer. He became Production Manager in 1998 and Plant Manager in 2000. He was named Director of Operations in May 2001. Before joining Span-America, Mr. Herlong worked for Dixie-Narco, a division of Maytag Corporation, for two years in the positions of Technical Services Representative and Materials Management Specialist. Mr. Herlong graduated from Clemson University in 1993 with a B.S. degree in Packaging Science.

      Mr. O’Reagan joined the Company in August 2001 as Vice President of R&D and Engineering. From 1982 until 2001, Mr. O’Reagan worked for C.B. Fleet Company in Lynchburg, Virginia. While at Fleet, he served in various positions including Director of Engineering, Director of Operations, Director of Global Operations Planning and Engineering, and Director of Latin America and Global Manufacturing Planning. Mr. O’Reagan holds B.S. and M.S. degrees in Mechanical Engineering from the University of Virginia.

      Mr. Shew joined the Company as Director of Corporate Accounts in May 1996. He was promoted to Vice President of Medical Sales in October 1996 and Vice President of Medical Sales and Marketing in February 1998. From 1984 to 1996, Mr. Shew worked in various sales and marketing roles for Professional Medical Products, Inc. in Greenwood, South Carolina. His final position there was Director of Corporate Accounts, where he was responsible for contracting with multi-facility health care organizations in the United States.

      Ms. Totton joined the Company in 1987 as Quality Control Manager. She became Production Manager of the Company’s contract packaging business unit in 1990. She was promoted to Director of Quality in 1995 and was named Director of Quality / R&D in 1998. Ms. Totton now serves as Director of Quality, following the addition of a full time Director of R&D and Engineering in August 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The information set forth below is furnished as of the Record Date, with respect to Common Stock owned beneficially or of record by persons known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the Record Date, each of the directors and nominees individually, the named officers included in the compensation table, and all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person’s shares owned. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.

	Amount/Nature
Name and Address	of Beneficial	Percent
of Beneficial Owner	Ownership	of Class

Beneficial Owners of More Than 5% of the Company's Common Stock

Jerry Zucker	226,800 (1)	8.8%
16 Buckingham Drive
Charleston, SC 29407

	Amount/Nature
Name and Address	of Beneficial		Percent
of Beneficial Owner	Ownership		of Class

Beneficial Owners of More Than 5% of the Company's Common Stock (Continued)

Farnam Street Partners, L.P.	224,791	(2)	8.7%
3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55426

Douglas E. Kennemore, M.D.	210,876		8.2%
117 Rockingham Rd Greenville, SC 29607

Lawrence J. Goldstein	150,432	(3)	5.8%
Santa Monica Partners, LP 1865 Palmer Avenue Larchmont, NY 10538

Thomas D. Henrion	134,008		5.2%
1309 Park Shore Road La Grange, KY 40031

Dimensional Fund Advisors	127,700	(4)	5.0%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Directors and Nominees
Richard C. Coggins	56,988	(5)	2.2%
Robert H. Dick	10,000		*
James D. Ferguson	75,269	(6)	2.9%
Thomas F. Grady, Jr.	34,595		1.3%
Guy R. Guarch	2,000		*
Thomas D. Henrion	134,008		5.2%
Robert B. Johnston	226,800	(7)	8.8%
Douglas E. Kennemore, M.D.	210,876		8.2%
James M. Shoemaker, Jr.	31,000		1.2%
Named Officers
James D. Ferguson	75,269	(6)	2.9%
Robert E. Ackley	37,888	(8)	1.5%
Richard C. Coggins	56,988	(5)	2.2%
James R. O’Reagan	6,350	(9)	*
Clyde A. Shew	38,100	(10)	1.5%

	Amount/Nature
Name and Address	of Beneficial	Percent
of Beneficial Owner	Ownership	of Class

Directors and Executive Officers as a Group

All Directors and Executive	899,522	32.4%
Officers of the Company as a
Group (14 persons)

(1)	The amount shown as beneficially owned by Jerry Zucker is based on his Schedule 13D/A filed on December 17, 2003.

(2)	The amount shown as beneficially owned by Farnam Street Partners is based on its Schedule 13D/A filed on December 2, 2002.

(3)	The amount shown as beneficially owned by Lawrence J. Goldstein of Santa Monica Partners, LP is based on his Schedule 13D/A filed on July 17, 2002.

(4)	The amount shown as beneficially owned by Dimensional Fund Advisors is based on its Schedule 13F filed on September 30, 2003.

(5)	The amount shown as beneficially owned by Mr. Coggins includes 38,500 shares subject to options held by Mr. Coggins which are exercisable within 60 days of the Record Date.

(6)	The amount shown as beneficially owned by Mr. Ferguson includes 60,900 shares subject to options held by Mr. Ferguson which are exercisable within 60 days of the Record Date.

(7)	All of the shares shown as beneficially owned by Mr. Johnston consist of shares owned directly by Mr. Jerry Zucker. Mr. Johnston disclaims beneficial ownership with respect to all of these shares.

(8)	The amount shown as beneficially owned by Mr. Ackley includes 34,000 shares subject to options held by Mr. Ackley which are exercisable within 60 days of the Record Date.

(9)	The amount shown as beneficially owned by Mr. O’Reagan includes 5,000 shares subject to options held by Mr. O’Reagan which are exercisable within 60 days of the Record Date.

(10)	The amount shown as beneficially owned by Mr. Shew includes 33,500 shares subject to options held by Mr. Shew which are exercisable within 60 days of the Record Date.

*	Less than one percent.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

      The following table shows, for the 2003, 2002, and 2001 fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company’s Chief Executive Officer and to each of the four other most highly compensated officers during fiscal year 2003 (the “Named Officers”).

Summary Compensation Table

				Long Term

				Long Term Compensation
				Awards

		Annual			Securities
		Compensation(1)		Restricted	Underlying	All Other
Name and Principal Position				Stock	Options/	Compensation
During Fiscal 2003	Year	Salary ($)	Bonus ($)	Awards ($)	SARs (#)	($)

James D. Ferguson	2003	201,667	58,880	9,520 (2)	5,000	7,721	(2)
President and CEO	2002	179,401	64,645	8,342	4,000	4,508
	2001	167,014	29,963	5,120	6,000	5,360

Robert E. Ackley	2003	133,867	42,801	—	2,500	5,364	(3)
VP of Custom Products	2002	127,500	41,031	—	2,000	3,513
	2001	121,417	20,838	—	4,000	4,027

Richard C. Coggins	2003	139,867	39,361	—	3,000	5,513	(4)
Chief Financial Officer	2002	132,533	46,702	—	3,000	4,162
VP of Finance and Secretary	2001	125,500	21,653	—	5,000	3,987

James R. O’Reagan	2003	123,167	35,917	5,712 (5)	2,500	5,897	(5)
VP of R&D and Engineering	2002	115,000	42,389	—	—	3,195
	2001	19,167	20,000	—	10,000	21,758

Clyde A. Shew	2003	145,513	35,829	—	3,000	5,981	(6)
VP of Medical Sales	2002	137,250	45,119	—	3,000	4,646
and Marketing	2001	129,312	27,511	—	4,000	4,448

(1)	Certain amounts may have been expended by the Company, which may have had value as a personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each person.

(2)	Mr. Ferguson held a total of 3,234 shares of restricted stock at fiscal year end 2003, of which 1,618 shares were fully vested. The value of the stock, including vested and non-vested shares, was $30,513, calculated using the fair market value of the Company’s stock at fiscal year end 2003. Mr. Ferguson’s non-vested shares will vest at the rate of 25% per year, beginning in the year each award was made. Dividends are not paid or accrued on non-vested shares. The amount shown in “All Other Compensation” is comprised of (i) contributions of $6,536 to the Company’s 401(k) plan by the Company on behalf of Mr. Ferguson to match pre-tax deferral contributions, all of which is vested, and (ii) $1,185 in annual premiums paid by the Company on behalf of Mr. Ferguson for life insurance not generally available to all Company employees.

(3)	This amount is comprised of (i) contributions of $4,372 to the Company’s 401(k) plan by the Company on behalf of Mr. Ackley to match pre-tax deferral contributions, all of which is vested, and (ii) $992 in annual premiums paid by the Company on behalf of Mr. Ackley for life insurance not generally available to all Company employees.

(4)	This amount is comprised of (i) contributions of $4,664 to the Company’s 401(k) plan by the Company on behalf of Mr. Coggins to match pre-tax deferral contributions, all of which is vested, and (ii) $849 in annual premiums paid by the Company on behalf of Mr. Coggins for life insurance not generally available to all Company employees.

(5)	Mr. O’Reagan held a total of 600 shares of restricted stock at fiscal year end 2003, of which 150 shares were fully vested. The value of the stock, including vested and non-vested shares, was $5,661, calculated using the fair market value of the Company’s stock at fiscal year end 2003. Mr. O’Reagan’s non-vested shares will vest at the rate of 25% per year, beginning in the year the award was made. Dividends are not paid or accrued on non-vested shares. The amount shown in “All Other Compensation” is comprised of (i) contributions of $4,139 to the Company’s 401(k) plan by the Company on behalf of Mr. O’Reagan to match pre-tax deferral contributions, all of which is vested, and (ii) $1,758 in annual premiums paid by the Company on behalf of Mr. O’Reagan for life insurance not generally available to all Company employees. Mr. O’Reagan’s 2001 salary of $19,167 as shown in the table reflects compensation from his hire date of August 1, 2001 through the Company’s fiscal year end on September 29, 2001.

(6)	This amount is comprised of (i) contributions of $4,766 to the Company’s 401(k) plan by the Company on behalf of Mr. Shew to match pre-tax deferral contributions, all of which is vested, and (ii) $1,215 in annual premiums paid by the Company on behalf of Mr. Shew for life insurance not generally available to all Company employees.

Option/SAR Grants in Fiscal Year 2003

      The following stock options were granted during fiscal year 2003 to the Named Officers.

Option/SAR Grants in Last Fiscal Year

Individual Grants

			Percent of
	Number of		Total				Potential Realizable Value at
	Securities		Options/SARs	Exercise	Market		Assumed Rates of Stock Price
	Underlying		Granted to	or Base	Price on		Appreciation for Option Term
	Options/SARs		Employees in	Price	Grant	Expiration
Name	Granted (#)		Fiscal Year	($/sh)	Date (1)	Date	0% ($)	5%($)	10%($)

James D. Ferguson	5,000	(2)	18%	$7.97	$7.97	02/14/13	0	25,061	63,511
Robert E. Ackley	2,500	(2)	9%	$7.97	$7.97	02/14/13	0	12,531	31,755
Richard C. Coggins	3,000	(2)	11%	$7.97	$7.97	02/14/13	0	15,037	38,106
James R. O’Reagan	2,500	(2)	9%	$7.97	$7.97	02/14/13	0	12,531	31,755
Clyde A. Shew	3,000	(2)	11%	$7.97	$7.97	02/14/13	0	15,037	38,106

(1)	Based on the average of the high and low sales price per share on the grant date, February 14, 2003.

(2)	The options shown become exercisable at the greater of 1,000 shares per year or 20% of the options granted per year, beginning July 1, 2003. In addition, the Plan contains certain customary conditions for the early expiration of the options.

Option/SAR Exercises and Year-End Values

      The following table sets forth information with respect to the Company’s Named Officers concerning the exercise of options during the 2003 fiscal year and unexercised options held as of the end of the 2003 fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at Fiscal		In-the-Money Options/SARs
	Shares		Year-End (#)		at Fiscal Year-End ($) (1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Ferguson	0	0	61,900	9,400	$274,873	$29,974
Robert E. Ackley	0	0	38,000	2,500	167,410	6,435
Richard C. Coggins	0	0	43,500	5,000	195,026	15,290
James R. O’Reagan	0	0	5,000	7,500	19,990	29,985
Clyde A. Shew	0	0	33,500	4,000	156,533	11,180

(1)	The “value” of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of the fiscal year-end date.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Decisions with respect to the compensation of the Company’s Named Officers are made by the four-member Compensation Committee of the Board comprised of Messrs. Henrion, Grady, Guarch, and Shoemaker. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company’s Named Officers are reviewed by the full Board. Set forth below is a report submitted by the Compensation Committee in its capacity as such addressing the Company’s compensation policies for fiscal 2003 with respect to the Named Officers of the Company.

Compensation Committee Report

General Compensation Policies with Respect to Named Officers

      The Compensation Committee does not maintain formal, written executive compensation policies. However, in general, the Committee has structured officer compensation so as to provide competitive levels of compensation that integrate pay with the Company’s annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative, responsibility and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management’s and shareholders’ interest in the enhancement of shareholder value.

      The Named Officers’ overall compensation is intended to be consistent with the compensation paid to executives of companies similar in size and character to the Company, provided that the Company’s performance warrants the compensation being paid. In determining the appropriate compensation, the Compensation Committee has utilized a combination of salary, incentive cash compensation, Company stock ownership and benefits. The Compensation Committee has also attempted to maintain an appropriate relationship between the compensation among the Named Officers and their relative levels of responsibility within the Company.

      Compensation paid to the Company’s Named Officers in fiscal year 2003, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the Company’s 401(k) plan, and certain benefits. Payments under the Company’s 401(k) plan are made to all employees on a non-discriminatory basis.

Relationship of Performance to Executive Compensation

      The Compensation Committee believes that a significant portion of the Named Officers’ compensation should be based on individual and corporate performance. The principal means through which the Company ties compensation to performance is through the Company’s Management Bonus Plan (the “Bonus Plan”). Participants in the Bonus Plan include officers and members of the Company’s senior management team, including all of the Named Officers. Pursuant to the Bonus Plan, prior to the beginning of each fiscal year the Board of Directors approves the Company’s operating plan which contains target earnings projections for the coming year. The target earnings projections must provide a reasonable increase over the prior year’s earnings and must be consistent with the Company’s long-term growth goals. Bonuses for Messrs. Ferguson, Coggins, O’Reagan and Ms. Totton are based entirely on overall Company performance. The bonuses for each other participant are based approximately 60% on overall Company performance and approximately 40% on the achievement of individual targets pertinent to the participant’s business unit or area of operations, which are determined by the chief executive officer and reviewed by the Compensation Committee. The Bonus Plan is structured so that each participant has an opportunity to earn a bonus equal to approximately 25% of his or her base salary if the Company reaches 100% of its target earnings performance (and 100% of any applicable individual goal is met). The percentage of salary potentially earned by each participant under the Bonus Plan ranges from 0% if the Company earnings are less than approximately 80% of the target earnings (and less than 80% of any applicable individual target is achieved), to approximately 53% if the Company’s earnings exceed approximately 140% of target earnings (and any applicable individual target is exceeded by approximately 140%).

      Options to purchase Company Common Stock are also granted periodically by the Compensation Committee to officers and members of the senior management team. The number of shares granted is based primarily on individual performance and, secondarily, on Company performance relative to the Company’s operating and strategic plans.

Salaries, Cash Bonuses, Stock Option Grants, Incentive Payments

      The 2003 salary levels of each of the Company’s Named Officers were determined on the anniversary date of the employee’s last performance review and were based generally on the criteria set forth above. Each employee of the Company, including the Named Officers, is assigned a particular job grade level. The job grade level is determined by a quantitative scoring system which considers various factors under the major categories of job demands, knowledge, job content, and level of responsibility. A salary range has been assigned to each job grade level based on input from independent consultants and the Company’s management. The salary levels of the Named Officers were based primarily on individual performance, overall Company performance and achievement of specific individual and corporate goals for the prior fiscal year. The salary levels of the Named Officers must fall within the designated salary ranges for the appropriate job grade level, pursuant to the Company’s salary administration plan.

Compensation of the Chief Executive Officer During Fiscal 2003

      Mr. Ferguson’s compensation is determined by the Compensation Committee using the exact same factors as those applied to other Company officers as described above.

Other Compensation Plans

      The Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the Named Officers have been permitted to participate. The Company has also adopted certain executive officer life and health insurance plans. The incremental cost to the Company of the chief executive officer’s and Named Officers’ benefits provided under these plans (which are not set forth in any of the tables) totaled less than 10% of their cash compensation in fiscal year 2003. Benefits under these plans generally are not directly or indirectly tied to Company performance.

Submitted by the Compensation Committee

Thomas D. Henrion
Thomas F. Grady, Jr.
Guy R. Guarch
James M. Shoemaker, Jr.

Compensation of Non-employee Directors

      Each director of the Company who is not also an officer of the Company receives an annual fee of 1,000 shares of unregistered Common Stock plus a per diem fee of $1,000 for each Board meeting and committee meeting attended. In addition, each non-officer director receives a fee of $500 for participating in Board or committee meetings held by telephone conference call. The Chairman of the Board receives 2,000 shares of unregistered Common Stock per year plus the same per diem and conference call fees described above. Including the value on the date of receipt of the Common Stock received in April 2003, no director received more than $29,500 in fiscal 2003 for his services as a director.

Directors who are also employees of the Company do not receive compensation for their services as directors.

Employment Agreements and Severance Protection Agreements

      All Span-America employees, including the Named Officers, are employed at will by the Company and do not have employment agreements. In July 2002, the Company entered into severance protection agreements with each of the Named Officers. The agreements provide for a lump sum severance payment of either 110% (for Messrs. Ackley, O’Reagan and Shew) or 210% (for Messrs. Ferguson and Coggins) of each executive’s annual compensation if the executive’s employment is terminated without cause within one year following a change in control. Following such termination, the agreements also provide for vesting of the executives’ then outstanding options and restricted stock. The agreements have a rolling term of one year (except for Mr. Ferguson’s and Mr. Coggins’ agreements, which have two-year terms) that automatically extend each day for an additional day without any action by either party. Either party to an agreement may terminate the agreement by written notice to the other.

      Upon such notice, the agreement will cease to extend automatically, and will be terminated one year from the notice date (two years for Mr. Ferguson’s and Mr. Coggins’ agreements).

      Under the severance agreements, “change in control” is generally defined as (i) the acquisition by any person of securities representing 35% or more of the combined voting power of the Company’s outstanding voting securities; (ii) during any period of up to two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any corporation other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent at least 51% of the voting power of the surviving entity or a merger or consolidation effected to implement a recapitalization of the Company or a plan of complete liquidation of the Company or a sale of substantially all of the Company’s assets; or (iv) the occurrence of any other event that the Board determines affects control of the Company and with respect to which the Board adopts a resolution that such event constitutes a change in control for purposes of the severance agreements.

Code of Ethics

      The Company has adopted a Code of Conduct that applies to all of the Company’s employees, including but not limited to the Company’s chief executive officer and principal financial and accounting officers and controller. The Company’s Code of Conduct is posted on the Company’s web site at www.spanamerica.com. Select “About Us,” then “Investor Relations” and then “Code of Conduct.” The Company expects to revise its Code of Conduct prior to the Annual Meeting to conform it to the requirements of the new NASD corporate governance rules, and will promptly post such revisions on its web site where indicated above.

PERFORMANCE GRAPH

      The following graph sets forth the performance of the Company’s Common Stock for the five-year period from October 3, 1998, through September 27, 2003, compared to the Russell 2000 Index and a peer group index. The peer group index was prepared by an unaffiliated third party and is comprised of all exchange-listed companies having the standard industry classification code 3842 (which relates to medical products and supplies). The companies included in the peer group index are shown below. All stock prices reflect the reinvestment of cash dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SPAN-AMERICA MEDICAL SYSTEMS, INC.,
A PEER GROUP, AND THE RUSSELL 2000 INDEX

Assumes $100 invested on October 3, 1998.
Assumes dividends reinvested. Fiscal year ending September 27, 2003.

COMPANIES INCLUDED IN PEER GROUP INDEX
Standard Industry Classification Code 3842

Align Technology, Inc.	American Medical Systems	Aradigm Corporation
ATS Medical, Inc.	Avitar, Inc.	Biomet, Inc.
Bovie Medical Corp.	CNS, Inc.	DJ Orthopedics, Inc.
Encore Medical Corp.	Exactech, Inc.	Guardian Tech. Intnl., Inc.
Hanger Orthopedic Group	Hymedix, Inc.	Integra Lifesciences Holdings
Invacare Corp.	Keravision, Inc.	Langer, Inc.
Life Medical Sciences, Inc.	Lectec Corporation	Mentor Corporation
Microtek Medical Holdings	Mine Safety Appliance Co.	NMT Medical, Inc.
Orthofix International NV	Orthologic Corp.	Peregrine Pharmaceuticals, Inc.
Regeneron Pharmaceuticals	Respironics, Inc.	Resmed, Inc.

COMPANIES INCLUDED IN PEER GROUP INDEX (Continued)
Standard Industry Classification Code 3842

Smith & Nephew PLC ADS	Sonic Innovations, Inc.	Spectrum Labs, Inc.
Steris Corp.	Stryker Corporation	Synovis Life Technology, Inc.
Theragenics Corporation	UroMed Corporation	Vital Signs, Inc.
Wilshire Technologies	Wright Medical Group	Worksafe Industries, Inc.
Worldwide Xceed Group, Inc.	Zimmer Holdings, Inc.

CERTAIN TRANSACTIONS

      The law firm of Wyche, Burgess, Freeman & Parham, P.A., whose members include Mr. Shoemaker, a director of the Company, serves as general counsel to the Company. Fees paid to this law firm by the Company were less than one percent of the law firm’s gross revenues during the firm’s last fiscal year. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the 2003 fiscal year, the Company believes that all of its executive officers and directors filed the required reports on a timely basis under Section 16(a) except that each of Messrs. Coggins, Ferguson, O’Reagan and Shew filed one late report on Form 4 with respect to stock vested in fiscal 2003 under the Company’s 2000 Restricted Stock Plan.

AUDIT COMMITTEE INFORMATION

      The Board of Directors adopted a written Audit Committee Charter on June 7, 2000. A copy of the current Charter is included as Appendix A to this Proxy Statement. The Company and the Audit Committee have been acting in compliance with new NASD corporate governance requirements and SEC regulations promulgated under the Sarbanes-Oxley Act of 2002 applicable to public company audit committees; however, the Company’s Audit Committee charter has not yet been appropriately updated. The Company expects to adopt appropriate revisions to its Audit Committee charter prior to the Annual Meeting and will post a copy of the revised charter on its web site at www.spanamerica.com (select “About Us” then “Investor Relations” and then “Audit Committee Charter”). The Committee is comprised of three non-employee directors, all of whom are independent as defined in the applicable listing standards of the National Association of Securities Dealers, including the new corporate governance requirements. The Board has determined that Audit Committee Chairman Robert H. Dick is an audit committee financial expert with respect to the Company as defined by SEC regulations promulgated under the Sarbanes-Oxley Act of 2002.

      In carrying out its responsibilities, the Committee has done the following:

•	Reviewed and discussed the audited financial statements for the year ended September 27, 2003, with the Company’s management and independent auditors.

•	Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

•	Received from the independent auditors written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and discussed with the auditors their independence from the Company and its management.

      Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 27, 2003, for filing with the Securities and Exchange Commission.

      All members of the Audit Committee concur in this report.

Robert H. Dick (Chairman)
Thomas F. Grady, Jr.
Douglas E. Kennemore, M.D.

APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Elliott Davis, LLC as the independent certified public accountants for the Company for its 2004 fiscal year. Representatives of Elliott Davis, LLC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Elliott Davis, LLC became the Company’s independent auditors and tax advisors in fiscal year 2000. Neither the firm nor any of its members has any relation with the Company except in the firm’s capacity as auditors and tax advisors.

Audit Fees

      The table below and the accompanying footnotes set forth the fees paid by the Company to its independent auditors Elliott Davis, LLC for the periods and in the categories indicated.

Audit Fees and Services	Fiscal 2003		Fiscal 2002

Audit Fees	$45,900		$40,500
Audit Related Fees	5,700	(1)	4,850	(1)
Tax Fees	7,175	(2)	7,395	(2)
All Other Fees	0		0

Total Fees for all Services	$58,775		$52,745

(1)	Audit related fees consist of fees paid for the audit of the Company’s 401(k) plan.

(2)	Tax fees consist of fees paid for preparation of the Company’s federal and state income tax returns.

      The Company’s Audit Committee has not yet adopted the pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X; however, since May 6, 2003, the Company’s Audit Committee has approved all services of Elliott Davis, LLC prior to the rendering of these services.

SHAREHOLDER PROPOSALS

      Proposals by shareholders for consideration at the 2005 Annual Meeting of Shareholders must be received at the Company’s offices at 70 Commerce Center, Greenville, South Carolina 29615 no later than September 15, 2004, if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2005 Annual Meeting of Shareholders. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.

      If shareholders wish to nominate their own candidates for director (as opposed to recommending candidates to be nominated by the Company as described above under the heading “Election of Directors – Director Nominations”), shareholder nominations for directors at the 2005 annual meeting of shareholders must be submitted to the Company in proper written form (as provided in the Company’s bylaws) and must be received by the Secretary of the Company at the above address no later than the close of business on January 13, 2005 and no earlier that the close of business on December 14, 2004. Other shareholder proposals to be brought before the 2005 annual meeting of Shareholders must be submitted to the Company in proper written form (as provided in the Company’s bylaws) and must be received by the Secretary of the Company at the above address no later than the close of business on December 14, 2004 and no earlier than the close of business on November 14, 2004, if any such proposals are to be eligible to be brought up and considered at the annual meeting.

PROXY SOLICITATION

Cost of Solicitation

      The Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with the solicitation. Proxies will be solicited principally by mail but may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company without additional compensation. The Company has also engaged Corporate Communications, Inc., in Nashville, Tennessee, to assist in investor relations activities, including distributing shareholder information and contacting brokerage houses, custodians, nominees and fiduciaries, for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

Banks, Brokers and Other Custodians

      Banks, brokers and other custodians are requested to forward proxy solicitation materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of Common Stock.

FINANCIAL INFORMATION

      The Company’s 2003 Annual Report containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended September 27, 2003, is being mailed to shareholders with these Proxy Materials. The Company will also provide without charge to any shareholder of record as of December 22, 2003, who so requests in writing, a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the year ended September 27, 2003, filed with the Securities and Exchange Commission. Any such request should be directed to Span-America Medical Systems, Inc., P.O. Box 5231, Greenville, South Carolina 29606-5231 Attention: Richard C. Coggins.

OTHER MATTERS

      Management of the Company is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Richard C. Coggins

Richard C. Coggins
Secretary
January 13, 2004
Greenville, South Carolina

Appendix A

SPAN-AMERICA MEDICAL SYSTEMS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
June 7, 2000

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal accounting staff.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be considered “independent” if he or she has:

•	been employed by the Company or its affiliates in the current or past three years;

•	accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

•	an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

•	been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the corporation’s securities) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•	been employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

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All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review with financial management and the independent accountants the 10-Q and 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

5.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

7.	In consultation with the independent accountants and management, review the integrity of the organization’s financial reporting processes, both internal and external.

8.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

9.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

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Process Improvement

10.	Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants, regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

11.	Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

14.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15.	Review management’s monitoring of the Company’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

17.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

18.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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SPAN-AMERICA MEDICAL SYSTEMS, INC.
Post Office Box 5231
Greenville, South Carolina 29606-5231

PROXY

SPAN-AMERICA MEDICAL SYSTEMS, INC.
Annual Meeting, February 12, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Span-America Medical Systems, Inc. (the “Company”), hereby revoking all previous proxies, hereby appoints JAMES M. SHOEMAKER, JR. and THOMAS D. HENRION, and each of them, the attorney of the undersigned with power of substitution, to vote all stock of the Company standing in the name of the undersigned upon all matters at the Company’s Annual Meeting to be held at the Company’s headquarters at 70 Commerce Center, Greenville, South Carolina, on Thursday, February 12, 2004, at 9:00 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned’s vote as specified on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

SPAN-AMERICA MEDICAL SYSTEMS, INC.

February 12, 2004

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN ITEM 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors as set forth in the accompanying Proxy Statement	2.	At their discretion upon such matters as may properly come before the meeting.
(except as marked to the contrary below).

NOMINEES:
☐ FOR ALL NOMINEES	☐ Robert H. Dick	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
	☐ James D. Ferguson	SPAN-AMERICA MEDICAL SYSTEMS, INC. IF NOT OTHERWISE SPECIFIED,
☐ WITHHOLD AUTHORITY	☐ Robert B. Johnston	THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN ITEM 1.
FOR ALL NOMINEES	☐ Richard C. Coggins

☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.